Exhibit 4.4

EXECUTION COPY

AAR CORP.

as Issuer,

and

U.S. Bank National Association,

as Trustee

INDENTURE

Dated as of February 11, 2008

2.25% Convertible Senior Notes due 2016

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	11.10
	(a)(2)	11.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	11.3, 11.8; 11.10
	(c)	N.A.
311	(a)	11.11
	(b)	11.11
	(c)	N.A.
312	(a)	2.5
	(b)	14.3
	(c)	14.3
313	(a)	11.6
	(b)(1)	N.A.
	(b)(2)	11.6
	(c)	11.6; 15.2
	(d)	11.6
314	(a)	3.7
	(b)	N.A.
	(c)(1)	14.4
	(c)(2)	14.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	14.5
	(f)	N.A.
315	(a)	11.1(b)
	(b)	11.5
	(c)	11.1(a)
	(d)	11.1(c)
	(e)	10.9
316	(a)(last sentence)	2.8
	(a)(1)(A)	10.7
	(a)(1)(B)	10.7
	(a)(2)	N.A.
	(b)	10.4
317	(a)(1)	10.2
	(a)(2)	10.2
	(b)	2.4
318	(a)	14.1

i

N.A.  means not applicable
Note:      This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

ARTICLE III
COVENANTS

SECTION 3.1. Payment of Notes	27

SECTION 3.2. Maintenance of Office or Agency	27

SECTION 3.3. Money and Securities for Note Payments To Be Held in Trust	28

SECTION 3.4. Corporate Existence	29

SECTION 3.5. Further Instruments and Acts	29

SECTION 3.6. Liquidated Damages Notices	29

SECTION 3.7. SEC Reports	29

SECTION 3.8. Compliance Certificates	30

SECTION 3.9. Rule 144A Information Requirement	30

SECTION 3.10. Stay, Extension and Usury Laws	30

SECTION 3.11. Notice of Default	30

ARTICLE IV
SUCCESSOR COMPANY

SECTION 4.1. Merger and Consolidation	31

SECTION 4.2. Successor Corporation Substituted	31

ARTICLE V
[RESERVED]

ARTICLE VI
NOTICE OF DESIGNATED EVENT OR OTHER MAKE WHOLE EVENT

SECTION 6.1. Notice of Designated Event or Other Make Whole Event	32

ARTICLE VII
[RESERVED]

ARTICLE VIII
PURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT

SECTION 8.1. Purchase at the Option of the Holder upon a Designated Event	32

SECTION 8.2. Company Notice of Designated Event	33

v

SECTION 14.10. Successors	72

SECTION 14.11. Multiple Originals	72

SECTION 14.12. Variable Provisions	72

SECTION 14.13. Qualification of Indenture	72

EXHIBIT A Form of Note

EXHIBIT B Form of Transfer Certificate for Transfer of Restricted Stock

INDENTURE, dated as of February 11, 2008, between AAR CORP., a Delaware corporation (the “Company”), and U.S. Bank National Association, a United States banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $100,000,000 (or if the Initial Purchasers exercise the Overallotment Option, $112,500,000) aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2016, convertible into common stock, par value $1.00 per share, of the Company (the “Notes”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.

“actual knowledge” has the meaning set forth in Section 11.2(g).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.1(g)(ii).

“Authenticating Agent” has the meaning set forth in Section 2.2.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code § 101 et seq., or any successor statute thereto.

“Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 of the Exchange Act.

“Board of Directors” means either the board of directors of the Company or other body fulfilling the function of a board of directors of a corporation or other Person or any committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the board of directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination” has the meaning set forth in Section 9.14(a).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares (including ordinary shares or “American Depositary Shares”), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Percentage” has the meaning set forth in Section 9.18(b).

A “Change of Control” shall be deemed to have occurred at such time after the original issuance of the Notes that any of the following occurs:

(a)           any person, including any syndicate or group deemed to be a “person” under Section 13(d) (3) of the Exchange Act, acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by paragraph (b)(ii) below.

(b)           the Company merges or consolidates with or into any other Person (other than a Subsidiary), any merger of another Person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction:  (i) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding shares of Common Stock, or (ii) pursuant to which the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (iii) which is effected solely to change the Company’s jurisdiction of incorporation and which results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity.

(c)           the adoption of a plan of liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions, a Change of Control shall not be deemed to have occurred if:  (x) the Closing Price of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control relating to an acquisition of Capital Stock under paragraph (a) of this definition, or the period of ten consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control relating to a merger, consolidation, asset sale or otherwise under paragraph (b) of this definition, equals or exceeds 105% of the Conversion Price in effect on each of those five Trading Days; or (y) all of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Change of Control under paragraph (a) and/or paragraph (b) of this definition consists of shares of Capital Stock traded or quoted on a national securities exchange (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into shares of such Capital Stock.

“Closing Price” of the Common Stock on any Trading Day means the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on that Trading Day as reported by the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, as reported by the principal national or regional securities exchange on which the Common Stock is listed.  If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the Common Stock is not so quoted, the “Closing Price” shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.  If the Common Stock is not so listed, traded, reported or quoted, and the “Closing Price” cannot be determined in a manner provided by any of the foregoing, the “Closing Price” will be determined by the Board of Directors in good faith.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $1.00 per share, of the Company as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means AAR CORP., a Delaware corporation, and, subject to Article IV, its successors and assigns.

“Company Notice” has the meaning set forth in Section 6.1.

“Company Order” has the meaning set forth in Section 2.2.

“Conversion Agent” means the office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning set forth in Section 9.3.

“Conversion Price” means $1,000 divided by the Conversion Rate.

“Conversion Rate” has the meaning set forth in Section 9.1(c).

“Conversion Reference Period” means (i) for Notes that are converted during the two-month period prior to the Stated Maturity, the 30 consecutive Trading Days commencing on the 32nd Scheduled Trading Day preceding the Stated Maturity, subject to any extension due to a Market Disruption Event; and (ii) in all other instances, the 30 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means the average of the Daily Conversion Values for each of the 30 consecutive Trading Days of the Conversion Reference Period.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention:  Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” means the Closing Price of the Common Stock on the Time of Determination.

“Daily Conversion Value” means, with respect to any Trading Day, the product of (1) the applicable Conversion Rate and (2) the Volume Weighted Average Price per share of the Common Stock on such Trading Day.

“Daily Share Amount” means, for each Trading Day during the Conversion Reference Period and each $1,000 principal amount of Notes surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

(VWAP × CR) - $1,000
VWAP× 30

VWAP =     the Volume Weighted Average Price per share of Common Stock for such Trading Day

CR =                                      the applicable Conversion Rate

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.11.

“Definitive Notes” means the Notes that are in registered definitive form.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Designated Event “ means the occurrence of a Change of Control or a Termination of Trading.

“Designated Event Purchase Date” has the meaning set forth in Section 8.1.

“Designated Event Purchase Notice” has the meaning set forth in Section 8.3.

“Designated Event Purchase Price” has the meaning set forth in Section 8.1.

“Distributed Assets” has the meaning set forth in Section 9.8(c).

“Equity Interests” means any Capital Stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or equity investment of whatever nature.

“Event of Default” means any event or condition specified as such in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-date” or “Ex-dividend date” has the meaning set forth in Section 9.1(a)(iv)(B).

“Expiration Time” has the meaning set forth in Section 9.8(f).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by the Board of Directors acting reasonably and in good faith.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

“Global Notes” means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a Depositary.

“Holder” means, in the case of any Note, the Person in whose name such Note is registered in the Note Register kept by the Registrar for that purpose in accordance with the terms hereof.

“Indebtedness” as applied to any Person, means (i) all indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, any liability for the deferred purchase price of property or services, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of such Person’s assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (ii) all reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar credit transactions;  (iii) all obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such Person’s balance sheet;  (iv) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such Person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor; (v) all such Person’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (vi) all such Person’s direct or indirect guarantees or similar agreements by such Person in respect of, and all of its obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (i) through (v); and (vii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi).

“Indenture” means this Indenture as amended or supplemented from time to time, including, for all purposes of this instrument and any supplemental indenture or amendment hereto, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture or amendment, respectively.

“Initial Public Offering” means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.

“Initial Purchasers” means the initial purchasers of the Notes.

“Interest Payment Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Liquidated Damages” has the meaning set forth in Section 3.6.  For all purposes under this Indenture, the term “interest” shall include Liquidated Damages, if any, with respect to the Notes.

“Liquidated Damages Notice” has the meaning set forth in Section 3.6.

“Make Whole Event” means an event that constitutes a Change of Control or an event that would have constituted a Change of Control but for the existence of the 105% Trading Price exception described in clause (x) of the above definition of “Change of Control.”

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Moody’s” means Moody’s Investor Services, Inc. (or its successors).

“Note” or “Notes” has the meaning stated in the first recital of this Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s).

“Note Register” has the meaning set forth in Section 2.3.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary or any successor Person thereto) and shall initially be the Trustee.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company.  Each such certificate shall include the statements provided for in Section 14.5, if and to the extent required by the provisions of Section 14.4.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company.  Each such opinion shall include the statements provided for in Section 14.5, if and to the extent required by the provisions of Section 14.4.

“Outstanding Notes” has the meaning set forth in Section 2.8.

“Overallotment Option” means the option of the Initial Purchasers to purchase up to $12,500,000 aggregate principal amount of the Notes under the purchase agreement between the Company and the Initial Purchasers, dated February 5, 2008.

“Paying Agent” means the office or agency designated by the Company where Notes may be presented for payment, initially the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“protected purchaser” has the meaning set forth in Section 2.7.

“Purchased Shares” has the meaning set forth in Section 9.8(f)(i).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Record Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Registrar” means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially the Trustee.

“Registration Rights Agreement” means that certain registration rights agreement relating to the Notes dated as of the date of this Indenture by and between the Company and the Initial Purchasers.

“Remaining Shares” has the meaning set forth in Section 9.18(a).

“Resale Restriction Termination Date” has the meaning set forth on Section 2.6(a).

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters and who is located at the Corporate Trust Office and who shall have the direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means the legend set forth in Section 2.1(d).

“Restricted Stock Legend” means the legend required by Section 2.1(e).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that is a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Special Interest” has the meaning set forth in Section 10.01.

“Special Interest Payment Date” has the meaning set forth in Section 2.11(a).

“Special Record Date” has the meaning set forth in Section 2.11(a).

“Spin-Off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Company.

“Spin-Off Market Price” (a) per share of Common Stock means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days after the effective date of such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the Closing Price of the Common Stock on the Trading Day on which the initial public offering price of securities being distributed in the Initial Public Offering is determined and (b) per Equity Interest of a Subsidiary or other business unit of the Company means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the closing prices of such Equity Interest to be distributed with respect to one share of Common Stock for the ten consecutive Trading Days after the effective date of such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the initial public offering price in the Initial Public Offering of such Equity Interest to be distributed with respect to one share of Common Stock.

“Standard & Poor’s” means Standard & Poor’s Rating Services (or its successors).

“Stated Maturity,” when used with respect to the Notes, means March 1, 2016.

“Stock Price” means with respect to any Make Whole Event (i) in any case in which holders of Common Stock receive only cash, the amount of cash paid per share of Common Stock in connection with the Change of Control and, (ii) in all other cases, the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately preceding the effective date of such Make Whole Event.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Successor Company” shall have the meaning assigned thereto in clause (i) of Section 4.1.

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other Common Stock into which the Notes are then convertible) is neither listed for trading on the New York Stock Exchange nor approved for trading on the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.

“Time of Determination” means the date of the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 9.1(a)(iv)(B) or Section 9.8(b) through (e) applies (or, if such date is not a Trading Day, then on the last Trading Day prior to such date).

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading or, if the Common Stock is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day.  A Trading Day only includes those days that have a closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Notes obtained by the Conversion Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, that one bid shall be used.  If the Conversion Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Closing Price of the Common Stock on such determination date and the then applicable Conversion Rate.

“Transfer Restricted Notes” has the meaning set forth in Section 2.1(d).

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article XI, shall also include any successor trustee.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volume Weighted Average Price” per share of the Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page AIR.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or if such price is not available, the Volume Weighted Average Price means the market value per share of our Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

SECTION 1.2.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.3.  Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural and words in the plural include the singular;

(5)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(6)           the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7)           the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;

(8)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(9)           all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(10)         the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(11)         references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder; and

(12)         any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

ARTICLE II

THE NOTES

SECTION 2.1.  Form, Dating and Terms.

(a)           The maximum aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $100,000,000, or if the Initial Purchasers exercise the Overallotment Option, $112,500,000.  Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.7 or 13.5.

The Notes shall be known and designated as 2.25% Convertible Senior Notes due 2016.  Pursuant to the provisions of Article IX, the Notes shall be convertible into Common Stock.

Each Note shall bear the applicable legends, if any, set forth in Section 2.1(d) and transfers of the Notes shall be made only in accordance with the restrictions described in the applicable legend.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d).  The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them.  Each Note shall be dated the date of its authentication.  The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3.  Payments in respect of a Definitive Note (including principal, interest and Liquidated Damages, if any) shall be made in U.S. dollars at the office of the Trustee.  At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register or with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary.  If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

(b)           Notes offered and sold to QIBs in reliance on Rule 144A in the United States of America shall be issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A.  Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided.

(c)           The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

(d)           Every Note that bears or is required under this Section 2.1(d) to bear the legend set forth in this Section 2.1(d) (the “Transfer Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.1(d) (including those set forth in the legend set forth below), and the Holder of each such Transfer Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Sections 2.1(d) and 2.1(e), the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Note.  The Registrar shall not register any transfer of a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

Subject to the last paragraph of this Section 2.1(d) and Section 2.14 with respect to Common Stock, until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any Note (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.1(e), if applicable), shall bear a legend in substantially the following form:

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AAR CORP. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION

TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note to the Registrar for exchange in accordance with the provisions of this Section 2.1, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend required by this Section 2.1(d).

(e)           Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note that bears or is required under this Section 2.1(e) to bear the legend set forth in this Section 2.1(e) shall be subject to the restrictions on transfer set forth in this Section 2.1(e) (including those set forth in the legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.14.  The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has become effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become effective under the Securities Act:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE THAT THIS LEGEND IS REMOVED (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS  BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE B ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.1 and Section 2.14, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this Section 2.1(e).

(f)            Each Global Note, whether or not a Transfer Restricted Note, shall bear the following legend:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g)           The following book-entry provisions shall apply only to Global Notes deposited with the Notes Custodian:

(i)            Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Notes Custodian and (z) bear legends as set forth in Section 2.1(d).

(ii)           Except as provided herein, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Beneficial Owner of an interest in any Global Note.

(iii)          The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv)          In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(h) to Beneficial Owners who are required to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(v)           In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.1(h), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi)          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(h)           Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, Beneficial Owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary’s and the Registrar’s procedures.  In addition, Definitive Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company, in its sole discretion, executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

In the event that the Certificated Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Certificated Notes, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 10.4 or 10.6 hereof, the right of any Beneficial Owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such Beneficial Owner’s Notes as if such Certificated Notes had been issued.

(i)            Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(g)(iv) or (v) shall, except as otherwise provided by Section 2.6, bear the Restricted Note Legend applicable to the Definitive Note set forth in Section 2.1(d).

(j)            In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

SECTION 2.2.  Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon the written direction or order of the Company, authenticate and make available for delivery Notes for original issue in an aggregate principal amount of up to $100,000,000, or if the Initial Purchasers exercise the Overallotment Option, $112,500,000 upon a written order of the Company signed by two Officers of the Company (the “Company Order”).  Such Company Order shall specify the amount of the Notes to be authenticated, the registered holders thereof and delivery instructions for such Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor

Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3.  Registrar, Conversion Agent and Paying Agent.  The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes.  The Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in the Borough of Manhattan, The City of New York.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may have one or more co-registrars and one or more additional conversion agents and paying agents.  The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of each such agent.  If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.7.  The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4.  Paying Agent To Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to 10:00 a.m. (New York City time) on each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) sufficient to make such payments when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, interest on, and other payments in respect of the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.6.  Transfer and Exchange.

(a)           With respect to any proposed transfer of a Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”), a transfer of a Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Note that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b)           Upon the transfer, exchange or replacement of Notes not bearing a Restricted Note Legend, the Registrar shall deliver Notes that do not bear a Restricted Note Legend.  Upon the transfer, exchange or replacement of Notes bearing a Restricted Note Legend, the Registrar shall deliver only Notes that bear such Restricted Note Legend unless (i) a Note is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c)           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 until the Notes have matured and been paid in full.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d)           The following obligations with respect to transfers and exchanges of Notes shall apply:

(i)            To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall upon receipt of a Company Order, authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 8.5 or as otherwise provided in Section 9.5).

(iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest (including Liquidated Damages, if any) on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.7.  Mutilated, Destroyed, Lost or Stolen Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to compliance with the provisions of the next sentence of this Section 2.7, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met as confirmed by an Opinion of Counsel, such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Company, or the Trustee, Paying Agent, Conversion Agent or Registrar, that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights,

may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys’ fees and expenses and the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8.  Outstanding Notes.  Notes outstanding at any time (“Outstanding Notes”) are all Notes authenticated by the Trustee except for:

(i)            Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation:

(ii)           Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(iii)          Notes which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(iv)          Notes converted into Common Stock pursuant to Article IX;

provided, however that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given, made or taken any request, demand, authorization, direction, notice, consent or waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Notes, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding Notes if the pledgee is not the Company or any Affiliate of the Company, and the Trustee shall be protected in relying upon an Officer’s Certificate to such effect.

SECTION 2.9.  Temporary Notes.  In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and, upon receipt of a Company Order, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.10.  Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment, redemption, purchase, conversion or cancellation.  All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, paid, redeemed, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, paid, redeemed, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.11.  Payment of Interest; Defaulted Interest.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at 5:00 p.m. New York City time on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m. New York City time on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and the Company shall make arrangements reasonably satisfactory to the Trustee to deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 14.2, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m. New York City time on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.

SECTION 2.12.  Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use).  The

Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such CUSIP numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.14.  Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Notes.

(a)           Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.1(e).

(b)           If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c)           Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act and that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act.  Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

SECTION 2.15.  Calculations in Respect of the Notes.  The Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Trading Prices of the Notes and the Closing Price of the Common Stock, any accrued interest payable on the Notes and the Conversion Rate of the

Notes, and the projected payment schedule.  The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Note.  The Company shall provide to the Trustee a schedule of its calculations, and the Trustee, subject to Sections 11.1 and 11.2, shall be entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.

ARTICLE III

COVENANTS

SECTION 3.1.  Payment of Notes.  The Company shall promptly pay the principal of and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, interest and Liquidated Damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and Liquidated Damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America or any state or local government from principal or interest (including Liquidated Damages, if any) payments hereunder.

SECTION 3.2.  Maintenance of Office or Agency.  The Company will maintain in The City of New York, as required by Section 2.3, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The office of the Trustee, at 100 Wall Street, Suite 1600; New York, New York 10005, Attention:  Corporate Trust Services, shall be such office or agency of the Company for payment, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.3.  Money and Securities for Note Payments To Be Held in Trust.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of any payment in respect of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of money in same day funds (or New York Clearing House funds if such deposit is made prior to the date that such deposit is required to be made), sufficient to make such payments when so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of any payment in respect of the Notes, deposit with any Paying Agent a sum of money in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made), that shall be available to the Trustee by 10:00 a.m. New York City time on such due date, sufficient to pay the amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such payment, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.3, that such Paying Agent will:

(a)           hold all money held by it for the making of any payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such money shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee prompt written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes; and

(c)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all money held in trust by the Company or such Paying Agent, such money to be held by the Trustee upon the same trusts as those upon which such money were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money and/or shares of Common Stock.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amounts due in respect of the Notes and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, shall at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money and/or shares of Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such payment shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 3.4.  Corporate Existence.  Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory) licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 3.5.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.6.  Liquidated Damages Notices.  In the event that the Company is required to pay liquidated damages to Holders of Notes pursuant to the Registration Rights Agreement (“Liquidated Damages”), the Company will provide a direction or order in the form of a written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than five Business Days prior to the proposed payment date set for the amount of Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such Payment Date and direct the Trustee to make payment.

SECTION 3.7.  SEC Reports.  The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by Rules and Regulations prescribe) that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file all reports, if any, as may be required by the provisions of Section 314(a) of the TIA with the Trustee.

SECTION 3.8.  Compliance Certificates.  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending May 31, 2008), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on their part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default.  If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same.  For the purposes of this Section 3.8, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 3.9.  Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Notes or any Common Stock issued upon conversion thereof make available to such Holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and the Company will take such further action as any Holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any Holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements.

SECTION 3.10.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.11.  Notice of Default.  In the event that any Default that could mature into an Event of Default under Section 10.1(c) hereof shall occur, the Company shall give written notice of such Default to the Trustee within 30 days of such Default.

ARTICLE IV

SUCCESSOR COMPANY

SECTION 4.1.  Merger and Consolidation.  The Company shall not (1) consolidate with or merge with or into, or convey, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any other Person in any one transaction or series of related transactions, or (2) permit any Person to consolidate with or merge into the Company, unless:

(i)            in the case of a merger or consolidation, either the Company is the surviving Person, or if the Company is not the surviving Person, the surviving Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred (such surviving Person in any such case, the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the payment when due of the principal of and interest (including Liquidated Damages, if any) on the Notes and the performance of each of the Company’s other obligations under the Notes and this Indenture;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          the Company shall have delivered to the Trustee on or prior to the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, (b) the Successor Company agrees to be bound by this Indenture and (c) all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 4.2.  Successor Corporation Substituted.  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 4.1, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Successor Company had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of its assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE V

[RESERVED]

ARTICLE VI

NOTICE OF DESIGNATED EVENT OR OTHER MAKE WHOLE EVENT

SECTION 6.1.  Notice of Designated Event or Other Make Whole Event.  The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a notice of the occurrence of a Designated Event, or a Make Whole Event that is not a Designated Event, and of the purchase and/or conversion right arising as a result thereof, including the information required by Section 8.2 or 9.1(b), as the case may be, not later than ten Trading Days prior to the anticipated effective date of any Designated Event or other Make Whole Event that the Company either knows or reasonably should know will occur (a “Company Notice”).  If the Company does not know, or should not reasonably know, that a Designated Event or other Make Whole Event will occur until a date that is within ten Trading Days before the anticipated effective date of such event, the Company will issue the Company Notice promptly upon learning of such event.  In addition, the Company will disseminate a press release containing information about the Designated Event or other Make Whole Event and the repurchase and/or conversion right arising as a result thereof through a public medium that is customary for such press releases or publish the information on the Company’s Web Site or through such other public medium as the Company may use at that time.

ARTICLE VII

[RESERVED]

ARTICLE VIII

PURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT

SECTION 8.1.  Purchase at the Option of the Holder upon a Designated Event.  If a Designated Event shall occur, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes for cash on the date that is 30 Business Days after the date on which the Designated Event occurs (or on which the transaction constituting the Designated Event becomes effective) (subject to extension to comply with applicable law, as provided in Section 8.7) (the “Designated Event Purchase Date”).  The Notes shall be repurchased in integral multiples of $1,000 of the principal amount.  The Company shall purchase such Notes at a price (the “Designated Event Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to, but not including, the Designated Event Purchase Date.

SECTION 8.2.  Company Notice of Designated Event.  The Company shall send a Company Notice to the Holders (and to Beneficial Owners as required by applicable law) at their addresses shown in the Note Register on or before the date specified in Section 6.1 hereof and otherwise in accordance with Section 6.1 hereof.  The Company shall also deliver a copy of such Company Notice to the Trustee and any Paying Agent.  Each Company Notice relating to a Designated Event shall include a form of Designated Event Purchase Notice to be completed by a Holder and shall state:

(i)            the applicable Designated Event Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of accrued and unpaid interest and Liquidated Damages, if any, that will be payable with respect to the Notes on the Designated Event Purchase Date;

(ii)           the events causing the Designated Event and the date of the Designated Event;

(iii)          the Designated Event Purchase Date;

(iv)          the last date on which a Holder may exercise its purchase right;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)          that Notes must be surrendered to the Paying Agent to collect payment of the Designated Event Purchase Price;

(vii)         that Notes as to which a Designated Event Purchase Notice has been given may be converted only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii)        that the Designated Event Purchase Price for any Notes as to which a Designated Event Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Designated Event Purchase Date and the time of book-entry transfer or delivery of such Notes;

(ix)           the procedures the Holder must follow under this Article VIII;

(x)            briefly, the conversion rights of the Notes;

(xi)           that, unless the Company defaults in making payment of such Designated Event Purchase Price on Notes covered by any Designated Event Purchase Notice, interest and Liquidated Damages, if any, will cease to accrue on and after the Designated Event Purchase Date;

(xii)          the CUSIP or ISIN number of the Notes; and

(xiii)         the procedures for withdrawing a Designated Event Purchase Notice.

In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s then existing website or through such other public medium as the Company may use at the time.

If any of the Notes is in the form of a Global Note, then the Company shall modify such Company Notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Notes.

At the Company’s request, made at least one Business Day prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name to the Holders; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

SECTION 8.3.  Exercise of Option.  For a Note to be so purchased at the option of the Holder, the Trustee must receive such Note duly endorsed for transfer, together with a written notice of purchase (a “Designated Event Purchase Notice”) and the form entitled “Option of Holder to Elect Purchase” on the reverse thereof duly completed, on or before 5:00 p.m. New York City time on the Business Day prior to the Designated Event Purchase Date, subject to extension to comply with applicable law, as provided in Section 8.7.  The Designated Event Purchase Notice shall state:

(i)            if the Notes are certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if the Notes are not certificated, the Designated Event Purchase Notice must comply with appropriate Depositary procedures;

(ii)           the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(iii)          that such Notes shall be purchased as of the Designated Event Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Notes and in this Indenture.

SECTION 8.4.  Effect of a Designated Event Purchase Notice. Upon receipt by the Company of a properly completed and executed Designated Event Purchase Notice specified in Section 8.3 the Holder of the Notes in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Purchase Price with respect to such Notes.  Such Designated Event Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (i) the Designated Event Purchase Date with respect to such Notes (provided the conditions in Section 6.1 have been satisfied) and (ii) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 8.5.  Notes in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted for shares of

Common Stock on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent (with a copy to the Company) at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Designated Event Purchase Date to which it relates specifying:

(i)            if the Notes are certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

(ii)           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(iii)          the principal amount, if any, of such Notes which remains subject to the original Designated Event Purchase Notice and which has been or shall be delivered for purchase by the Company.

The Paying Agent shall promptly return to the respective Holders thereof any Notes with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture.

SECTION 8.5.  Procedures.  The Company shall purchase from a Holder, pursuant to this Article VIII, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Article VIII shall be consummated by the delivery of the Designated Event Purchase Price to be received by the Holder promptly following the later of the Designated Event Purchase Date or the time of book-entry transfer or delivery of the Notes.

The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice.

On or before 10:00 a.m., New York City time, on the Designated Event Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash, sufficient to pay the aggregate Designated Event Purchase Price of the Notes to be purchased pursuant to this Article VIII.  Payment by the Paying Agent of the Designated Event Purchase Price for such Notes shall be made promptly following the later of the Designated Event Purchase Date and the time of book-entry transfer or delivery of such Notes.  If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Designated Event Purchase Price of such Notes on the Designated Event Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Liquidated Damages, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Designated Event Purchase Price upon delivery or transfer of the Notes).  Nothing herein shall preclude the withholding of any tax required by law or regulations.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Designated Event Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment.  The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding.

SECTION 8.6.  Notes Purchased in Part.  Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

SECTION 8.7.  Covenant to Comply with Securities Laws upon Purchase of Notes.  In connection with any offer to purchase Notes under this Article VIII, the Company shall, to the extent required by applicable law, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) and any other rules relating to tender offers under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply in all material respects with all applicable federal and state securities laws so as to permit the rights and obligations under this Article VIII to be exercised in the time and in the manner specified in this Article VIII.

SECTION 8.8.  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 9 of the Notes and Section 3.3 hereof, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Designated Event Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 8.5, exceeds the aggregate Designated Event Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then promptly on and after the Business Day immediately following the Designated Event Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

SECTION 8.9.  Exchange in Lieu of Repurchase.  The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Paying Agent, to designate a, or change the existing designation of the, financial institution (a “Purchase Party”) to which Notes surrendered by a Holder for repurchase in accordance with this Article VIII will be initially offered by the Paying Agent on behalf of a Holder for exchange in lieu of repurchase.  In order to accept any Notes surrendered for repurchase, the Purchase Party must agree to deliver, in exchange for such Notes, the Designated Event Purchase Price for such Notes in the amount that would be payable if the Notes were repurchased by the Company in accordance with this Article VIII.  If the Purchase Party accepts any Notes for repurchase, it will deliver to the Paying Agent, and the Paying Agent will deliver to Holders that surrendered such Notes for repurchase, the Designated Event Purchase Price payable with respect to such Notes.  In the event that the Purchase Party agrees to accept any Notes for repurchase but fails to deliver the Designated Event Purchase Price to the Paying Agent by the Designated Event Purchase Date, the Notes will be repurchased by the Company in accordance with this Article VIII, and the Company will, as promptly as practical thereafter, but not later than one Business Day following the Designated Event Purchase Date, cause the Designated Event Purchase Price for the Notes to be paid (provided, however, that interest shall continue to accrue on the Notes to be repurchased until the Designated Event Purchase Price has been paid).  Any Notes purchased by the Purchase Party shall remain outstanding.  The designation by the Company of a Purchase Party does not require such Purchase Party to accept any Notes.  If the Purchase Party declines to accept any Notes surrendered for repurchase, the Company will repurchase the Notes on the terms provided in this Indenture.  The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Purchase Party for or with respect to such designation.

ARTICLE IX

CONVERSION OF NOTES

SECTION 9.1.  Right To Convert.

(a)           Subject to and upon compliance with the provisions of this Article IX, a Holder may convert its Notes at any time during which the following conditions are met:

(i)            on any Business Day in any calendar quarter commencing at any time after March 31, 2008, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price per share of Common Stock for at least twenty Trading Days in a period of the thirty consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is more than 130% of the applicable Conversion Price on the last day of the immediately preceding calendar quarter;

(ii)           during any five consecutive Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures provided in Section 9.2(b), for each day of that period was less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate.

(iii)          upon the occurrence of a Designated Event or other Make Whole Event, at any time beginning on the effective date of the Designated Event or other Make Whole Event and ending on the Trading Day prior to the date that is 30 Business Days after the date on which the Designated Event or other Make Whole Event occurs (or on which the transaction constituting such event becomes effective);

(iv)          (A)  in the event the Company becomes a party to any transaction or event (including but not limited to any consolidation, merger or binding share exchange, other than a change resulting from a subdivision or combination) pursuant to which all or substantially all shares of the Common Stock would be converted into cash, securities or other property, in which case a Holder may surrender Notes for conversion at any time from and after the effective date for such transaction or event until the Trading Day prior to the date that is 30 Business Days after the date on which such transaction or event occurs;

(B)           in the event the Company elects to (x) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities, other than rights referred to in (y) below of the Company, which distribution has a per share value as determined in good faith by the Board of Directors exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (y) distribute to all holders of Common Stock rights, options or warrants entitling them to purchase shares of Common Stock at less than the Current Market Price, then in the case of either of the foregoing clauses (x) or (y), the Company must notify the Holders at least 20 days immediately prior to the ex-dividend date for such distribution, and once the Company has given such notice, even if the Notes are not otherwise convertible at that time, Holders may surrender their Notes for conversion at any time thereafter until the earlier of 5:00 p.m. New York City time on the Business Day immediately prior to the ex-dividend date or the Company’s announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder is otherwise entitled to participate in the distribution without conversion (as used herein, the term “ex-dividend date” or “ex-date” when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to its buyer); or

(v)           at any time during the period beginning on February 1, 2016 and ending at 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity.

(b)           Upon the Company’s determination that Holders are or will be entitled to convert Notes into shares of Common Stock in accordance with the provisions of this Section 9.1, the Company will issue a press release through a public medium that is customary for such press releases or publish the information on the Company’s Web Site or through such other public medium as the Company may use at that time.  Further, in the event the Company becomes party to any transaction or event as described in Section 9.1(a)(iv)(A), the Company shall issue a Company Notice to the Holders not later than ten Trading Days prior to the anticipated effective date of such transaction or event that the Company either knows or reasonably should know will occur.  If the Company does not know, or should not reasonably know, that such a transaction or event will occur until a date that is within ten Trading Days before the anticipated effective date of such transaction or event, the Company shall issue the Company Notice promptly upon learning of such event.

(c)           The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the “Conversion Rate”) shall be that set forth in paragraph 6 in the Notes, subject to adjustment as herein set forth.  The initial Conversion Rate is 28.1116 shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount.  A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

(d)           If a Make Whole Event occurs and a Holder elects to convert its Notes in connection with such Make Whole Event, then the Conversion Rate otherwise in effect in respect of the Notes, shall be increased by the amount, if any, determined by reference to the table below, based on the effective date of the Make Whole Event and the Stock Price of such Make Whole Event; provided that if the Stock Price or effective date of the Make Whole Event is not set forth on the table below:  (i) if the actual Stock Price on the effective date of the Make Whole Event is between two Stock Prices in the table or the actual effective date of the Make Whole Event is between two effective dates in the table, the amount of the Conversion Rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two Stock Prices and the two effective dates in the table, as applicable, based on a 365-day year; (ii) if the actual Stock Price on the effective date of the Make Whole Event exceeds $120.00 per share, subject to adjustment as set forth herein, no adjustment to the applicable Conversion Rate will be made; and (iii) if the actual Stock Price on the effective date of the Make Whole Event is less than $29.70 per share, subject to adjustment as set forth herein, no adjustment to the applicable Conversion Rate will be made.

For the purposes of this Section 9.1(d), a conversion of notes will be deemed to be “in connection with” a Make Whole Event if the conversion notice is received by the Conversion Agent from and including the date that is ten Trading Days prior to the anticipated effective date of the Make Whole Event and, if applicable, prior to and including 5:00 p.m. New York City time on the Business Day immediately preceding the Designated Event Purchase Date.

The following table sets forth the amount, if any, by which the applicable Conversion Rate will increase for each hypothetical Stock Price and effective date of the Make Whole Event set forth below:

Make Whole Premium (Increase in Applicable Conversion Rate)

	Effective Date
Stock Price on Effective Date	2/11/2008	3/1/2009	3/1/2010	3/1/2011	3/1/2012	3/1/2013	3/1/2014	3/1/2015	3/1/2016
$27.90	7.7307	7.7307	7.7307	7.7307	7.7307	7.7307	7.7307	7.7307	7.7307
$30.00	6.7852	6.8398	6.9674	6.9026	6.8056	6.6148	6.2798	5.6274	5.2217
$32.50	5.8775	5.8666	5.9091	5.7728	5.5859	5.2909	4.8260	3.9843	2.6576
$35.00	5.1467	5.0895	5.0735	4.8854	4.6430	4.2846	3.7431	2.8131	0.4598

$40.00	4.0597	3.9470	3.8613	3.6214	3.3246	2.9137	2.3351	1.4348	0.0000
$50.00	2.7506	2.6063	2.4773	2.2298	1.9382	1.5684	1.0983	0.5121	0.0000
$60.00	2.0148	1.8758	1.7541	1.5388	1.2967	1.0047	0.6650	0.3098	0.0000
$80.00	1.2367	1.1324	1.0487	0.9008	0.7534	0.5740	0.3860	0.1999	0.0000
$100.00	0.8689	0.7780	0.7242	0.6172	0.5185	0.3968	0.2721	0.1457	0.0000
$120.00	0.6301	0.5588	0.5255	0.4467	0.3785	0.2912	0.2015	0.1098	0.0000

The Stock Prices set forth in the first column of the above table will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted, other than as a result of an adjustment of the Conversion Rate by virtue of the provisions of this Section 9.1(d).  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The Conversion Rate adjustment amounts set forth in the above table will be adjusted in the same manner as the Conversion Rate as set forth in Section 9.8.

Notwithstanding any of the foregoing, in no event will the Conversion Rate exceed 38.8422 shares of Common Stock issuable upon conversion per $1,000 principal amount of Notes, other than on account of proportional adjustment to the Conversion Rate in the manner set forth in paragraphs (a) through (c) and (e) of Section 9.8.

(e)           The ability to surrender Notes for conversion shall expire at 5:00 p.m. New York City time on the Business Day immediately preceding the Stated Maturity.

SECTION 9.2.  Determination of Satisfaction of Certain Conversion Triggers.

(a)           For each calendar quarter, beginning with the calendar quarter commencing after March 31, 2008, the Conversion Agent shall, on behalf of the Company, determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Notes are convertible, pursuant to clause (i) of Section 9.1(a), and, if so, will notify the Trustee and the Company in writing.  Upon written request of the Conversion Agent, the Company shall provide, or cause to be provided to, the Conversion Agent the Closing Price per share of Common Stock for the thirty consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter.

(b)           The Conversion Agent shall have no obligation to determine the Trading Price of the Notes and to determine whether the Notes are convertible pursuant to clause (ii) of Section 9.1(a), unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Price of the Common Stock and the applicable Conversion Rate.  At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Notes beginning on the next succeeding Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the applicable Conversion Rate.

SECTION 9.3.  Conversion Procedures.  To convert Notes, a Holder must satisfy the requirements in this Section 9.3 and in paragraph 6 of the Notes.  The date on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note, to the Conversion Agent, along with appropriate endorsements and transfer documents, and pays any transfer or similar tax, is the conversion date (the “Conversion Date”) with respect to such Notes.  Upon conversion of a Note, the Company shall deliver to the Holder, through the Conversion Agent, the amounts determined in accordance with Section 9.18, which shall be owing upon such conversion on the third Business Day following the last Trading Day of the relevant Conversion Reference Period.  The Person in whose name the certificate is registered shall only be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at 5:00 p.m. New York City time on the next succeeding Business Day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes were surrendered for conversion, as if the stock transfer books of the Company had not been closed.  Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 9.8 or as otherwise provided in this Indenture.

Except as provided in this paragraph, a Holder converting Notes shall not be entitled to receive any accrued and unpaid interest on any such Notes being converted.  By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Section 9.3, any accrued and unpaid interest on such Notes will be deemed to have been paid in full.  If any Conversion Date occurs subsequent to the Regular Record Date immediately preceeding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Notes at 5:00 p.m., New York City time, on any Record Date shall receive the interest payable on such Note on such Interest Payment Date notwithstanding the conversion thereof.  Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date shall be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, of an amount equal to the interest payable on such Interest Payment Date on the Notes being surrendered for conversion; provided that no such payment need be made:

•                                          in connection with a conversion following the Regular Record Date immediately preceding the Stated Maturity;

•                                          if a Designated Event Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

•                                          to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the Notes.

Upon conversion of Notes, that portion of accrued but unpaid interest, if any, with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or cash or a combination of cash and Common Stock in exchange for the Notes being converted pursuant to the provisions hereof, and the cash or the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and the balance, if any, of such cash or the Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof.  Notwithstanding conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Liquidated Damages, if any, in accordance with the Registration Rights Agreement.  The Company will not adjust the Conversion Rate to account for accrued interest on any Note.

If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

If the last day on which Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

Holders that have already delivered a Designated Event Purchase Notice with respect to a Note, may not surrender such Note for conversion until the Designated Event Purchase Notice has been withdrawn in accordance with the procedures set forth in Section 8.4.

SECTION 9.4.  Cash Payments in Lieu of Fractional Shares.  The Company shall not issue a fractional share of Common Stock upon conversion of Notes.  Instead the Company shall deliver cash for the Fair Market Value of the fractional share.  The Fair Market Value of a fractional share determined to the nearest 1/10,000th of a share, shall be equal to the applicable portion of the arithmetic average of the Volume Weighted Average Price of our Common Stock for each of the 30 consecutive Trading Days of the Conversion Reference Period, rounding to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Notes that the Holder is then converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

SECTION 9.5.  Taxes on Conversion.  If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude the withholding of any tax required by law or regulations.

SECTION 9.6.  Exchange in Lieu of Conversion.  The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Conversion Agent, to designate a, or change the existing designation of the, financial institution (an “Exchange Party”) to which Notes surrendered by a Holder for conversion will be initially offered by the Conversion Agent on behalf of a Holder for exchange in lieu of conversion.  In order to accept any Notes surrendered for conversion, the Exchange Party must agree to deliver in exchange for such Notes, the shares of Common Stock and/or cash which would otherwise be due upon conversion in accordance with Section 9.3.  If the Exchange Party accepts any Notes for conversion, it will deliver to the Conversion Agent, and the Conversion Agent will deliver to converting Holders, the shares of Common Stock and/or cash which would otherwise be due upon conversion.  In the event that the Exchange Party agrees to accept any Notes for conversion but fails to deliver the consideration for the converted Notes by the second Business Day following the last Trading Day of the applicable Conversion Reference Period, the Notes will be converted by the Company in accordance with this Article IX and the Company will, as promptly as practical thereafter, but not later than three Business Days following the last Trading Day of the applicable Conversion Reference Period, deliver to the Holder shares of Common Stock and/or cash which would otherwise be due upon conversion in accordance with Section 9.3.  Any Notes exchanged by the Exchange Party shall remain outstanding.  The designation by the Company of an Exchange Party does not require such Exchange Party to accept any Notes for conversion.  If the Exchange Party declines to accept any Notes surrendered for conversion, the Company will convert the Notes on the terms provided in this Indenture.  The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Exchange Party for or with respect to such designation.

SECTION 9.7.  Covenants of the Company.  The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim placed thereon by the Company.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 9.8.  Adjustments to Conversion Rate.  The Conversion Rate shall be subject to adjustment from time to time, without duplication, as follows:

(a)           In case the Company shall (i) pay a dividend, or make a distribution on its Common Stock, payable exclusively in shares of Common Stock or other Capital Stock of the Company; (ii) subdivide or split its outstanding Common Stock into a greater number of shares; (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of the shares of Common Stock any shares of the Company’s Capital Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 9.8(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and/or Capital Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be.  An adjustment made pursuant to this Section 9.8(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Common Stock.  If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be immediately readjusted, effective as of the date the Board of Directors determines not to pursue such action, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If any subdivision or split, combination or reclassification or issuance of the type described in clauses (ii) through (iv) of this Section 9.8(a) is not so made, the Conversion Rate shall again be immediately readjusted, effective as of the date the Board of Directors determines not to pursue such action, to the Conversion Rate that would then be in effect if such subdivision or split, combination or reclassification or issuance had not been declared.

(b)           In case the Company at any time or from time to time after the issuance of the Notes shall issue rights or warrants to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less (or having a conversion price per share less) than the then Current Market Price per share of Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to 5:00 p.m. New York City time on the record date fixed for determination of stockholders entitled to receive such rights or warrants (prior to any adjustment in accordance with this Section 9.8(b)) by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price per share of Common Stock on the earlier of such record date and the Trading Day immediately preceding the ex date for such issuance of rights or warrants.  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall immediately be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be immediately readjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           In case the Company shall, by dividend or in a merger, amalgamation or consolidation or otherwise, distribute to all or substantially all holders of Common Stock any evidences of Indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 9.8(a) or 9.8(b) hereof, (ii) any dividend or distribution paid exclusively in cash referred to in Section 9.8(d) hereof or (iii) any dividend or distribution that constitutes a Spin-Off which is covered by Section 9.8(e) hereof), or rights or warrants to subscribe for or purchase any of its securities (including the distribution of rights to all holders of Common Stock pursuant to a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan but excluding those rights or warrants referred to in Section 9.8(b)) (any of the foregoing hereinafter in this Section 9.8(c) called the “Distributed Assets”), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to 5:00 p.m. New York City time on the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock and (B) the denominator shall be (1) the Current Market Price per share of the Common Stock less (2) the Fair Market Value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value, and described in a certificate filed with the Trustee and the Paying Agent) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock.  Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution; provided, however, that, if (i) the Fair Market Value of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock is greater than the Fair Market Value per share of such Distributed Assets by less than $1.00, then, in lieu of the adjustment provided in this Section 9.8(c), adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of stockholders entitled to receive such distribution.  In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

(d)           In case the Company shall make any distributions, by dividend or otherwise, consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to 5:00 p.m. New York City time on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock and (B) the denominator shall be (1) the Current Market Price per share of Common Stock minus (2) the amount per share of such distribution (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock); provided, however, that if (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion, such dividend or distribution such Holder would have received had such Holder converted each Note immediately prior to the record date for the determination of stockholders entitled to receive the distribution.

(e)           In the event that the Company makes any distribution to all holders of Common Stock that constitutes a Spin-Off, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to 5:00 p.m. New York City time on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be the Spin-Off Market Price per share of the Common Stock on such record date plus the Spin-Off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date applicable to each share of Common Stock and (ii) the denominator shall be the Spin-Off Market Price per share of the Common Stock.  The adjustment to the Conversion Rate set forth in this Section 9.8(e) will occur at the earlier of (1) the 10th Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off; provided, however, that, if (i) the Spin-Off Market Price per Equity Interest of the Subsidiary so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock is greater than the Spin-Off Market Price per Equity Interest of the Subsidiary by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion, such distribution such Holder would have received had such Holder converted such Note immediately prior to the record date for the determination of stockholders entitled to receive the distribution.

(f)            In case a repurchase, tender or exchange offer for Common Stock made by the Company or any Subsidiary shall expire and such repurchase, tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the date of repurchase or the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer

(as it may be amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the date of repurchase or Expiration Time, as the case may be, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate by a fraction,

(i)            the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time, or repurchased, (the shares deemed so accepted up to any such maximum, or repurchased being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time or date of repurchase, as the case may be, and the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time or date of repurchase, as the case may be, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding (including any repurchased or tendered or exchanged shares) at the Expiration Time or date of repurchase, as the case may be, multiplied by the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time or date of repurchase, as the case may be, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time or date of repurchase, as the case may be.  If the Company is obligated to purchase shares pursuant to any such repurchase, tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again immediately be readjusted to be the Conversion Rate that would then be in effect if such repurchase, tender or exchange offer had not been made.

(g)           Upon conversion of the Notes, the Holders shall receive, if they receive shares of Common Stock, in addition to the Common Stock issuable upon such conversion, the rights issued under any shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the rights plan.  If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 9.8 shall be made in connection with such shareholder rights plans.

(h)           For purposes of this Section 9.8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(i)            Notwithstanding any of the foregoing, in no event shall the Conversion Rate as adjusted pursuant to this Section 9.8 exceed 35.8422 shares of Common Stock issuable upon conversion per $1,000 principal amount of Notes, other than on account of proportional adjustments to the Conversion Rate in the manner set forth in paragraphs (a) through (c) or (e) of this Section 9.8.  This Section 9.8 shall not apply to any event or occurrence that is subject to Section 9.14.

SECTION 9.9.  Calculation Methodology.  Except as stated in this Article IX, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.  If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action with respect to any such class of Capital Stock as is contemplated by this Article IX with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article IX.  All calculations under Article VIII, Section 9.8 and this Section 9.9 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

SECTION 9.10.  When No Adjustment Required.  No adjustment to the Conversion Rate need be made:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (ii) above and outstanding as of the date of this Indenture;

(iv)          for a change in the par value of the Common Stock; or

(v)           for accrued and unpaid interest (including Liquidated Damages owed, if any).

To the extent the Notes become convertible into cash, assets, or property (other than Capital Stock of the Company or securities to which Section 9.14 applies), no adjustment shall be made thereafter as to the cash, assets or property.  Interest shall not accrue on such cash.

No adjustment need be made for a transaction referred to in Sections 9.8(b), (c) or (e) if Holders of the Notes otherwise participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

SECTION 9.11.  Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail, or cause to be mailed, by first class mail to Holders in accordance with Section 14.2 a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate.  The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 9.12.  Voluntary Increase.  The Company may make such increases in the Conversion Rate, in addition to those required by Section 9.8, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof.  The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it shall be in effect.

SECTION 9.13.  Notice to Holders Prior to Certain Actions.  In case:

(a)           The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.8;

(b)           The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c)           Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)           Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Conversion Agent and shall cause to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 15 days (10 days in the case of (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common

Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 9.14.  Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale.

(a)           If any of following events occur (each, a “Business Combination”):

(i)            any recapitalization, reclassification or change of the Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or a combination;

(ii)           a consolidation, merger or binding share exchange involving the Company and another Person; or

(iii)          a sale, conveyance or lease to another Person of all or substantially all of the property and assets of the Company;

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Notes been converted into Common Stock immediately prior to such Business Combination, except that, if applicable, the Conversion Rate will not be adjusted pursuant to Section 9.1(d) unless a conversion notice is received by the Conversion Agent within the applicable time period as specified in Section 9.1(d).

(b)           In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, for purposes of the supplemental indenture referred to in Section 9.14(a), such consideration shall be deemed to be the weighted average of the types and amounts of consideration received by the Holders of the Common Stock that affirmatively make such an election. The Company may not become a party to any such transaction unless its terms are materially consistent with this Section 9.14.

(c)           Any supplemental indenture entered into pursuant to paragraph (a) of this Section 9.14 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX.  If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article VIII hereof.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d)           This Section 9.14 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

(e)           If this Section 9.14 applies to any event or occurrence, Section 9.8 shall not apply.

(f)            Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Notes into shares of Common Stock prior to the effective date of the Business Combination.

SECTION 9.15.  Responsibility of Trustee.  Except as specifically required in Section 9.2 herein, the Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and, subject to Sections 11.1 and 11.2 hereof and the provisions of this Article IX, shall be protected in relying upon an Officers’ Certificate with respect to the same.  The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained herein.

SECTION 9.16.  Successive Adjustments.  After an adjustment to the Conversion Rate under Section 9.8, any subsequent event requiring an adjustment under Section 9.8 shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 9.17.  General Considerations.  Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article IX, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Article IX and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

SECTION 9.18.  Settlement Upon Conversion.

(a)           If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 9.1 and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Notes as set forth in Section 9.3, then upon conversion, such Holder shall receive, for each $1,000 principal amount of Notes surrendered for conversion:  (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts for each of the 30 consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect events occurring during the Conversion Reference Period that would result in an adjustment to the Conversion Rate in accordance with the provisions of Section 9.8, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 9.18(b).  The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 9.4.

(b)           The Company may elect to pay cash to a Holder of Notes surrendered for conversion in lieu of all or a portion of the Remaining Shares otherwise issuable pursuant to Section 9.18(a).  In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”).  If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period shall equal the product of:  (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Volume Weighted Average Price per share of Common Stock on such Trading Day.  The number of shares that the Company shall deliver in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period shall be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage.  If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Notes in accordance with Section 9.4.  Notwithstanding the foregoing, in the event of a Designated Event in which the consideration is comprised entirely of cash, the Conversion Value will be calculated based solely on the amount of cash that Holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Designated Event.  In such event, the Company shall pay the Holders in cash, as promptly as practicable but in any event not later than the third Trading Day following the surrender of the Notes for conversion.

(c)           The Company shall determine the Conversion Value, Daily Share Amount and the number of shares, if any, to be issued upon conversion of the Notes at the end of the relevant Conversion Reference Period.

(d)           For the purposes of Sections 9.18(a) and (b), in the event that any of Conversion Value, Daily Conversion Value, Daily Share Amount, or Volume Weighted Average Price is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Conversion Value, Daily Share Amount, and Volume Weighted Average Price (which calculations shall be evidenced by an Officer’s Certificate delivered to the Trustee).

ARTICLE X

DEFAULTS AND REMEDIES

SECTION 10.1.  Events of Default.  “Event of Default,” wherever used herein with respect to the Notes, means any one or more of the following events:

(a)           default in the payment of any installment of interest or Liquidated Damages, if any, upon any of the Notes as and when the same shall become due and payable, and continuance of such Default for a period of 30 days; or

(b)           default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon required repurchase, by declaration or otherwise (including the failure to purchase Notes in accordance with Article VIII); or

(c)           failure on the part of the Company to perform any of the covenants or agreements on the part of the Company in the Notes or in this Indenture other than a failure described in clause (a), (b), (f) or (g) of this Section for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(d)           default by the Company or any of its Significant Subsidiaries in the payment of principal or premium at final maturity under any instrument or instruments evidencing Indebtedness (other than the Notes), which Default is in an aggregate amount exceeding $10.0 million or its equivalent in any other currency or currencies and continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; or

(e)           default by the Company or any of its Significant Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Notes) having an outstanding principal amount of $10.0 million (or its equivalent in any other currency or currencies) or more, which results in acceleration of the maturity of such Indebtedness, unless such acceleration has been rescinded within 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(f)            default on the part of the Company in its obligation to convert the Notes upon exercise of a Holder’s conversion right in accordance with the terms of the Notes and Article IX hereof and such conversion Default is not cured or such conversion is not rescinded within 5 days after written notice of Default is given by registered mail to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note; or

(g)           default on the part of the Company in its obligation to give notice to Holders of their right to require the Company to repurchase Notes following the occurrence of a Designated Event within the time required to give such notice; or

(h)           a court of competent jurisdiction shall enter an order for relief with respect to the Company or a Significant Subsidiary under the Bankruptcy Code or a court of competent jurisdiction shall enter a judgment, order or decree adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days; or

(i)            the Company or a Significant Subsidiary shall institute proceedings for entry of an order for relief with respect to the Company or a Significant Subsidiary under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code § 226 or any similar statute under other state laws) of the Company or of substantially all of its property, or the Company or a Significant Subsidiary shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code.

If an Event of Default with respect to the Notes then outstanding occurs and is continuing (other than an Event of Default specified in Section 10.1(h) or Section 10.1(i)), then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of all the Notes and the interest, if any, accrued thereon and Liquidated Damages, if any, thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.  This provision, however, is subject to the condition that if at any time after the principal (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, and Liquidated Damages, if any, upon all of the Notes and the principal of any and all Notes, which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and shall pay the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all Defaults under this Indenture, other than the nonpayment of principal of and accrued interest, if any, and Liquidated Damages, if any, on the Notes, which shall have become due solely by reason of the acceleration, shall have been cured or shall have been waived in accordance with this Indenture, then and in every such case the declaration of acceleration shall be automatically annulled and rescinded; but no such rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon.  If any Event of Default with respect to the Company specified in Section 10.1(h) or 10.1(i) occurs, all unpaid principal and accrued interest and Liquidated Damages, if any, on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

In determining whether the Holders of the requisite aggregate principal amount of the Notes outstanding have given any request, demand, authorization or consent under this Indenture, the principal amount of Notes that will be deemed to be outstanding will be the amount of the principal of the Notes that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity of the Notes.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 3.7 hereof or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive Special Interest (“Special Interest”) on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes. This Special Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the Special Interest began to accrue on any Notes.  The Special Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations herein first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived).  On such 60th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 60th day), such Special Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 60th day, the Notes shall be subject to acceleration as provided above.  The provisions described in this paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

If the Company elects to pay Special Interest in connection with an Event of Default relating to the failure to comply with reporting obligations in Section 3.7 or the  failure to comply with the requirements of Section 314(a)(l) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Company shall notify all Holders of Notes and the Trustee and Paying Agent of such election on or before 5:00 p.m. New York City time on the date on which such Event of Default first occurs.

SECTION 10.2.  Payment of Notes on Default; Suit Therefor.  The Company covenants that (a) if a Default shall be made in the payment of any installment of interest upon the Notes then outstanding as and when the same shall become due and payable, and such Default shall have continued for a period of 30 days, or (b) if a Default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable costs and expenses of the Trustee, its agents, attorneys and counsel and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Company, or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 10.2, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its reasonable expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it pursuant to Section 11.7 hereof for reasonable expenses.  To the extent that such payment of reasonable expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 10.3.  Application of Moneys Collected by Trustee.  Any moneys collected by the Trustee pursuant to Section 10.2 with respect to the Notes then outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:  To the payment of all amounts due to the Trustee pursuant to Section 11.7 except as a result of its negligence or bad faith;

SECOND:  If the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest and Liquidated Damages, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest and Liquidated Damages, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

THIRD:  If the principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest and Liquidated Damages, if any, without preference or priority of principal over interest and Liquidated Damages or of interest and Liquidated Damages over principal, or of any installment of interest and Liquidated Damages over any other installment of interest and Liquidated Damages, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH:  To the payment of any surplus then remaining to the Company, its successors or assigns, or as a court of competent jurisdiction shall direct in writing.

SECTION 10.4.  Proceedings by Holders.  No Holder of any Notes then outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Notes or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (iii) the Trustee, after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding for 60 days, and (iv) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of such Notes or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Notwithstanding any other provisions in this Indenture, the right of any Holder of any Note to receive payment of the principal of and interest, if any, on such Note, on or after the respective due dates expressed in this Indenture and such Note, to institute suit for the enforcement of any such payment or any right to convert on or after such respective dates or to convert its Notes in accordance with the Indenture is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 10.5.  Proceedings by Trustee.  In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 10.6.  Remedies Cumulative and Continuing.  All powers and remedies given by this Article X to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 10.4, every power and remedy given by this Article X or by law to the

Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders, respectively.

SECTION 10.7.  Direction of Proceedings; Waiver of Defaults by Majority of Holders.  Subject to Sections 10.4 and 13.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 11.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or is in conflict with this Indenture or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal loss, expense and/or liability or would be unduly prejudicial to the rights of the other Holders of the Notes.  The Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences (including acceleration and any related payment Default from such acceleration) except a Default in the payment of interest, if any, on, or the principal of, the Notes or a Default in the compliance with any provision hereunder that cannot be amended or supplemented pursuant to Article XIII without the consent of each Holder of Notes affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 10.7, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

SECTION 10.8.  Notice of Defaults.  The Trustee shall, within 90 days after the occurrence of a Default or Event of Default, with respect to the Notes then outstanding, mail to all Holders of the Notes, as the names and the addresses of such Holders appear upon the Note Register, notice of all defaults known to the Trustee with respect to the Notes, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purpose of this Section 10.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) of Section 10.1, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (c), but in the case of any default of the character specified in said clause (c) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (c)); provided, however, that, except in the case of default in the payment of the principal of or interest or Liquidated Damages, if any, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers or both of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

SECTION 10.9.  Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this

Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 10.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holders for the enforcement of the payment of the principal of or interest, if any, on any Note against the Company on or after the due date thereto expressed in such Note.

ARTICLE XI

TRUSTEE

SECTION 11.1.  Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, directions, notices or opinions furnished to the Trustee.  However, in the case of any such certificates, directions, notices or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.4.

(d)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any expenses or financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such expenses, risk or liability is not reasonably assured to it.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.1 and to the provisions of the TIA.

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 11.2.  Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel appointed with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be deemed to have knowledge of any Default or Event of Default except, (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 10.1(a), 10.1(b) or 10.1(f) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge.  The term “actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

(h)           Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 11.3.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 11.10 and 11.11.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign as Trustee hereunder.

SECTION 11.4.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 11.5.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of registered Holders.

SECTION 11.6.  Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a), if and to the extent such report may be required by the TIA.  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 11.7.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon written request for all reasonable and documented out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee, and each of its officers, directors, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 11.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.  The Company shall defend the claim and the Trustee may have separate counsel and, if the Trustee determines in its reasonable judgment that a conflict of interest exists between the Trustee and the Company, the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith, subject to the exceptions contained in Section 11.1(c) hereof.

To secure the Company’s payment obligations in this Section 11.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 10.1(h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Code.

SECTION 11.8.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and the Company may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)           the Trustee fails to comply with Section 11.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 11.7.

If the Company has not appointed a successor Trustee within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 11.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 11.8, the Company’s obligations under Section 11.7 shall continue for the benefit of the retiring Trustee.

SECTION 11.9.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 11.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recently filed annual report of condition.  The Trustee shall comply with TIA § 310(b).

SECTION 11.11.  Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE XII

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.1.  Satisfaction and Discharge of Indenture.  If at any time (a) the Company shall have paid or caused to be paid the principal of and interest and Liquidated Damages, if any, on all the Notes outstanding (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture.  The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.

If at any time the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause (ii), (i) all of the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and (ii) (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in an amount (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 12.4) or U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest, if any, on all of the Notes on each date that such principal or interest, if any, is due and payable in accordance with the terms of this Indenture and the Notes, and (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; then the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes on the date of the deposit referred to in this clause (ii), and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them (vi) rights of Holders of Notes to convert the Notes pursuant to Article IX and (vii) the obligations of the Company under Section 3.3 with respect to the Notes) and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging such Indebtedness.

SECTION 12.2.  Application by Trustee of Funds Deposited for Payment of Notes.  All moneys deposited with the Trustee or any Paying Agent shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the Holders of the Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

SECTION 12.3.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 12.4.  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.  Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note Register notice that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 12.5.  Indemnity for U.S. Government Obligations.  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.1 or the principal or interest received in respect of such obligations.

ARTICLE XIII

AMENDMENTS

SECTION 13.1.  Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

(1)           to cure any ambiguity, omission, defect or inconsistency;

(2)           to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture and the Notes;

(3)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)           to secure the Notes or to provide guarantees of the Notes;

(5)           to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under this Indenture;

(6)           to comply with any requirements to effect or maintain the qualification of this Indenture under the TIA;

(7)           to add Events of Default with respect to the Notes; or

(8)           to make any change that does not adversely affect any outstanding Notes in any material respect.

After an amendment under this Section becomes effective, the Company shall prepare and cause the Trustee to mail to Holders, a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 13.2.  With Consent of Holders.  The Company and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.  However, without the consent of the Holder of each Note affected, an amendment, supplement or waiver may not:

(1)           reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the rate of accrual of interest or modify the method for calculating interest or change the time for payment of interest on the Notes;

(3)           modify the provisions with respect to a Holder’s rights upon a Designated Event in a manner adverse to the Holders of the Notes, including the Company’s obligations to repurchase the Notes following a Designated Event;

(4)           reduce the principal amount of Notes or change their Stated Maturity;

(5)           make payments on the Notes payable in currency other than as originally stated in the Notes;

(6)           impair the Holder’s right to institute suit for the enforcement of any payment on the Notes;

(7)           make any change in the percentage of principal amount of Notes necessary to waive compliance with provisions of this Indenture or to make any change to this Section 13.2 or Section 13.3;

(8)           waive a continuing Default or Event of Default regarding any payment on the Notes; or

(9)           adversely affect the conversion or repurchase provisions of the Notes.

It shall not be necessary for the consent of the Holders under this Section 13.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 13.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.2.

SECTION 13.3.  Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 13.4.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver made pursuant to Section 13.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

SECTION 13.5.  Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 13.6.  Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article XIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be provided with, and (subject to Section 11.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 14.2.  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company:

AAR CORP.
One AAR Place
1100 Wood Dale Road
Wood Dale, Illinois  60191
Attention:  General Counsel
Facsimile No.:  (630) 227-2059

With copies to:

Schiff Hardin LLP
6600 Sears Tower
Chicago, IL  60606
Attention:  Robert J. Minkus
Facsimile No.:  (312) 258-5600

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN  55107
Attention:  Corporate Trust Services
Facsimile No.:  (651) 495-8097

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed.  Notices shall be deemed to have been given as of the date of mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.3.  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 14.4.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the TIA.  Each such certificate or opinion shall be given in the form of one or more Officers’ Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.  Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers’ Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

SECTION 14.5.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or such other certificates of Officer(s) as it may deem appropriate and on certificates of public officials.

SECTION 14.6.  When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 14.7.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 14.8.  Governing Law.  This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.9.  No Recourse Against Others.  No recourse for the payment of the principal of, or interest (including Liquidated Damages, if any) on any Note and no recourse under or upon any obligation, covenant, agreement of the Company in this Indenture, the Notes or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of this Indenture and the issue of the Notes.

SECTION 14.10.  Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.11.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 14.12.  Variable Provisions.  The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 14.13.  Qualification of Indenture.  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

AAR CORP.,
as Issuer,

By:	/s/ Michael J. Sharp
Name:	Michael J. Sharp
Title:	Vice President, Controller,
Chief Accounting Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AAR CORP. (THE ‘‘COMPANY’’) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME

OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No.	CUSIP NO.

AAR CORP.

2.25% Convertible Senior Notes due 2016

AAR CORP., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases and Decreases in the Global Note attached hereto, on March 1, 2016.

Interest Payment Dates:  March 1, and September 1.

Record Dates:  February 15 and August 15.

Additional provisions of this Note are set forth on the other side of this Note.

AAR CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated: February 11, 2008

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Notes referred to in the within-mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

2.25% Convertible Senior Notes due 2016

1.                                       Interest

AAR CORP., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semiannually on March 1 and September 1 of each year.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from February 11, 2008.  The Company shall, to the fullest extent permitted by law,  pay interest on overdue principal and overdue installments of interest, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes, which interest shall be payable upon demand.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 1 and September 1 to the Persons who are registered Holders of Notes at 5:00 p.m. New York City time on the February 15 and August 15 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the Record Date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Definitive Note (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register or, with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary.

3.                                       Paying Agent, Conversion Agent and Registrar

Initially, U.S. Bank National Association (“Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder.  The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.                                       Indenture

The Company issued the Notes under an Indenture dated as of February 11, 2008 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee.  The terms of the Notes include those stated

in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect from time to time (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior unsecured obligations of the Company limited to $100,000,000, or if the Initial Purchasers exercise their Overallotment Option, $112,500,000 aggregate principal amount.

5.                                       Purchase at the Option of the Holder Upon a Designated Event

(a)           If a Designated Event shall occur, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the date that is 30 Business Days after the date on which the Designated Event occurs (or on which the transaction constituting the Designated Event becomes effective) (subject to extension to comply with applicable law) for a Designated Event Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Liquidated Damages, if any) to but not including the Designated Event Purchase Date, which Designated Event Purchase Price shall be paid in cash.

(b)           Holders have the right to withdraw any Designated Event Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

6.                                       Conversion

Subject to the procedures set forth in the Indenture, a Holder may convert Notes on or before 5:00 p.m. New York City time on the Business Day immediately preceding March 1, 2016.

Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article VIII of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 28.1116 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  Upon conversion of the Notes, the Company shall deliver the amount of cash and the number of shares of Common Stock, if any, determined pursuant to Section 9.18 of the Indenture.

To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

7.                                       Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9.                                       Unclaimed Money

If money for the payment of the principal of, or interest on the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and (ii) any default (other than with respect to nonpayment) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes.

11.                                 Defaulted Interest

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.11 of the Indenture.

12.                                 No Recourse Against Others

No recourse for the payment of the principal of or interest (or including Liquidated Damages, if any) on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, this Note or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of the Indenture and the issue of this Note.

13.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

16.                                 Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state, without regard to principles of conflicts of law.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

AAR CORP.
One AAR Place
1100 Wood Dale Road
Wood Dale, Illinois 60191
Attention:  General Counsel
Facsimile No.:  (630) 227-2059

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your signature:

Signature
Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐	acquired for the undersigned’s own account, without transfer; or

2.	☐	transferred to the Company; or

3.	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

[INSERT NAME OF ASSIGNOR]

By:
Name:
Title:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Note is $      .

The following increases or decreases in this Global Note have been made

Date of exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Article VIII of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Article VIII of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000): $ .

Date:	Your signature:
Sign exactly as your name appears on the other side of this Note

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 2.25% Convertible Senior Notes due 2016 of AAR CORP. (the “Company”).

This Certificate relates to $    principal amount of Notes held in*                                              book-entry or*                definitive form by        (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of February 11, 2008 (as amended or supplemented to date, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

☐                                    Such Note is being acquired for the Transferor’s own account without transfer.

☐                                    Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐                                    Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐                                    Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

*                                         Fill in blank or check appropriate box, as applicable.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

☐

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature(s)
(sign exactly as your name appears on this Note)

*Signature(s) guaranteed by:

*Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OF RESTRICTED COMMON STOCK

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:                               AAR CORP. 2.25% Convertible Senior Notes Due 2016 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 11, 2008 between the Company and the Trustee (collectively, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to             shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred and do not require registration under the Securities Act (as defined below) because:

CHECK ONE BOX BELOW:

☐                                    Such Common Stock is being acquired for the Transferor’s own account without transfer.

☐                                    Such Common Stock is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐                                    Such Common Stock is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐                                    Such Common Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

B-1

[Name of Transferor],

By:
Name:
Title:

Dated:

B-2